SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2011

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 250

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (918) 488-0828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 9, 2011, the Board of Directors (the “Board”) of Global Power Equipment Group Inc. (the “Company”) appointed Michael E. Salvati, 59, to serve as a director of the Company until the 2012 Annual Meeting of the Company’s stockholders. Mr. Salvati has been named to both the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Also effective August 9, 2011, the Board appointed William G. Evans, 44, as the Chief Accounting Officer of the Company. Prior to joining the finance department of the Company in June 2011, Mr. Evans served as Vice President and Chief Accounting Officer of Seahawk Drilling, Inc. (“Seahawk”) from August 2009 until February 2011. From February 2009 to August 2009, Mr. Evans served as the Chief Accounting Officer of Seahawk, which at that time was a division of Pride International, Inc. (“Pride”). From August 2006 until February 2009, Mr. Evans served as Director of SEC Reporting and Analysis for Pride. During his employment at Seahawk and Pride, Mr. Evans was responsible for the public company reporting requirements of the companies, and, in his capacity as Chief Accounting Officer, for the overall accounting function of Seahawk. Both Seahawk and Pride are engaged in the business of providing offshore contract drilling services and neither is affiliated in any way with the Company.

There are no arrangements or understandings between Mr. Evans or Mr. Salvati and any other person pursuant to which Mr. Evans or Mr. Salvati was selected as a director or officer, as applicable. There are no transactions to which the Company is a party and in which Mr. Evans or Mr. Salvati has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Neither Mr. Evans nor Mr. Salvati have family relationships with any directors or executive officers of the Company. Mr. Salvati has not previously held any positions with the Company, while Mr. Evans was an employee of the finance department of the Company prior to his appointment as Chief Accounting Officer.

Both Mr. Evans and Mr. Salvati will be eligible to receive restricted stock awards in amounts to be determined by the Board pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”) adopted at the 2011 Annual Meeting of Stockholders on May 19, 2011. A copy of the Plan was previously filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2011 in a Current Report on Form 8-K and is incorporated herein by reference. The vesting of such restricted stock will be governed by the form of Restricted Stock Unit Agreement previously filed with the SEC on July 25, 2011 in a Current Report on Form 8-K and which is incorporated herein by reference. Like other non-employee directors, Mr. Salvati will receive compensation for his services as a director in accordance with the Company’s non-employee director compensation program.

On August 12, 2011, the Company issued a press release announcing Mr. Salvati’s appointment to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2011

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 12, 2011